UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 22, 2005
ASSURANCEAMERICA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Nevada	0-06334	87-0281240

(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification Number)

RiverEdge One, Suite 600
5500 Interstate North Parkway
Atlanta, Georgia	30328

(Address of principal executive offices)	(Zip Code)
(770) 952-0200

(Registrant’s telephone number, including area code)
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 22, 2005, AssuranceAmerica Corporation (the “Company”), through a newly-formed Delaware statutory trust, AssuranceAmerica Capital Trust I (the “Trust”), consummated the private placement of 5,000,000 of the Trust’s floating rate capital securities, with a liquidation amount of $1,000 per capital security (the “Capital Securities”). In connection with the Trust’s issuance and sale of the Capital Securities, the Company purchased from the Trust 155,000 of the Trust’s floating rate common securities, with a liquidation amount of $1,000 per common security (the “Common Securities”). The Trust used the proceeds from the issuance and sale of the Capital Securities and the Common Securities to purchase $5,155,000 in aggregate principal amount of the floating rate junior subordinated debentures of the Company (the “Debentures”).
     In connection with the transactions described above, on December 22, 2005, the Company entered into a Junior Subordinated Indenture with Wilmington Trust Company, as trustee (the “Indenture”), and an Amended and Restated Trust Agreement with Wilmington Trust Company, as property trustee and Delaware trustee of the Trust (the “Trust Agreement”). The Company also entered into a Guarantee Agreement with Wilmington Trust Company whereby the Company guaranteed the payment of the Capital Securities, subject to certain terms and conditions. The information provided in Item 2.03 is incorporated by reference herein.
     The Company expects to use a portion of the proceeds from the sale of the Debentures to provide additional capital to the Company’s subsidiary, AssuranceAmerica Insurance Company, and to fund acquisitions. The balance of the proceeds will serve to increase the Company’s capitalization and for general corporate purposes, and will be invested in liquid, investment-grade securities.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The Capital Securities mature on December 31, 2035, but may be redeemed at par beginning December 31, 2010 if and to the extent the Company exercises its right to redeem the Debentures, discussed below. The Capital Securities require quarterly distributions by the Trust to the holders of the Capital Securities, at a floating rate of three-month LIBOR plus 5.75% per annum, reset quarterly. Distributions are cumulative and will accrue from the date of original issuance but may be deferred for a period of up to 20 consecutive quarterly interest payment periods if the Company exercises its right under the Indenture to defer the payment of interest on the Debentures.
     The $5,155,000 in aggregate principal amount of Debentures issued by the Company to the Trust mature on December 31, 2035, but the Company may at its option redeem the Debentures, in whole or in part, beginning on December 31, 2010 in accordance with the provisions of the Indenture. The Debentures bear interest at a floating rate, reset quarterly, of three-month LIBOR plus 5.75% per annum. Interest is cumulative and will accrue from the date of original issuance. However, so long as there is no event of default, the Company may defer interest payments at its option at any time for a period of up to 20 consecutive quarterly interest payment periods, but not beyond December 31, 2035. No interest will be due and payable during an extension period, but each installment of interest that would otherwise have been due and payable during such extension period will bear additional interest at an annual rate equal to the interest rate in effect for each extension period. Furthermore, during any extension period, the Company may not declare or pay any cash dividends on its capital stock, which includes its common stock, nor make any payment or redeem debt securities that rank pari passu with, or junior to, the Debentures.
     The Debentures may be redeemed at par at the Company’s option beginning on December 31, 2010, and may be redeemed earlier than such date following the occurrence of a Tax Event or Investment Company Event (as such terms are defined in the Indenture). The Trust will be required to redeem a like amount of Capital Securities if the Company exercises its right to redeem all or a portion of the Debentures.

     In the event of a default, either the trustee or the holders of at least 25% of the aggregate principal amount of the outstanding Debentures may declare the principal amount of, and all accrued interest on, all the Debentures to be due and payable immediately. An event of default generally includes a default in payment of any interest, a default in payment upon maturity, a default in performance, or breach of any covenant or representation, bankruptcy or insolvency of the Company or liquidation or dissolution of the Trust. Any holder of Capital Securities has the right, upon the occurrence of an event of default related to payment of interest or principal, to institute suit directly against the Company for enforcement of payment to such holder of principal of and any premium and interest, including additional interest, on the Debentures having a principal amount equal to the aggregate liquidation amount of the Capital Securities held by such holder.
     The Company guaranteed the payment of the Capital Securities under the Guarantee Agreement. This guarantee is unsecured and is subordinated in right of payment to all of the Company’s senior indebtedness, as defined in the Indenture.
     The above description of the Company’s guarantee of the Capital Securities is qualified in its entirety by reference to the Guarantee Agreement filed as an exhibit to this Current Report on Form 8-K and incorporated by reference herein.
     The above description of the Capital Securities and the obligations of the Trust under the Trust Agreement are qualified in their entirety by reference to the Trust Agreement filed as an exhibit to this Current Report on Form 8-K and incorporated by reference herein.
     The above description of the Debentures and the Company’s obligations under the Indenture are qualified in their entirety by reference to the Indenture filed as an exhibit to this Current Report on Form 8-K and incorporated by reference herein.
Item 8.01 Other Events.
     On December 22, 2005, the Company issued a press release announcing completion of the offering of Capital Securities. A copy of the press release is filed as an exhibit to this Current Report on Form 8-K and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits

4.1	Amended and Restated Trust Agreement dated December 22, 2005 among the Company, Wilmington Trust Company and the Trust Administrators named therein.

4.2	Junior Subordinated Indenture dated December 22, 2005 between the Company and Wilmington Trust Company.

10.1	Guarantee Agreement dated December 22, 2005 among the Company and Wilmington Trust Company.

99.1	Press release issued by the Company on December 22, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 27, 2005	ASSURANCEAMERICA CORPORATION

	By:	/s/ Mark H. Hain

Mark H. Hain, Senior Vice President and General Counsel